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                                                                    EXHIBIT 99.2

PROFESSIONAL TRANSPORTATION GROUP POSTPONES 10-Q FILING AND ANNOUNCES MANAGEMENT CHANGES

         Marietta, Ga., November 9, 2000/PRNewswire/ -- Professional Transportation Group Ltd., Inc. (Nasdaq: TRUC - news,) today announced that it and its auditors, Yohalem Gillman & Company LLP are reviewing certain revenue recognition matters for the Company's previously filed quarterly reports on Form 10-Q for the periods ending March 31 and June 30, 2000. Until this review is completed, the Company's financial statements for these periods should not be relied upon. The Company also expects that it will not file timely its quarterly report for the three and nine month periods ending September 30, 2000 because of the uncertainty of the impact of the review for the prior quarters on the current periods. The Company expects to restate the first two quarters to show net losses rather than the net income previously reported.

         In addition, the Company announced that Dennis A. Bakal, its President and Chief Executive Officer, resigned as President and Chief Executive Officer and that W. Anthony Huff, the Chairman of the Company's Board of Directors, has been removed from his position as Chairman. Messrs. Bakal and Huff will remain as directors of the Company. William R. Asbell, Jr., the Company's interim Chief Financial Officer and General Counsel, has agreed to become the Company's Acting President.

         Professional Transportation Group Ltd., Inc., is headquartered in Marietta, Georgia. The Company provides ground transportation and logistics services for the airfreight and trucking industry in the continental United States through its subsidiary, Timely Transportation, Inc. Professional Transportation's 200 plus trucks employ some of the most current transportation communication technologies, such as the satellite-based vehicle positioning and enhanced mobile data systems and is a technological leader in the freight industry. The resulting efficiencies ensure Professional Transportation customers "Almost as Fast as Air"(C) service. A partial customer list also includes US Airways, Airborne Express, UPS, Emery Worldwide, Nippon Air Cargo, and Danzas AEI.

         For more information contact: William R. Asbell, Jr., Acting President of Professional Transportation Group Ltd., Inc., 678-264-0400; or Michael Lafferman, President of Metropolitan Capital Partners, Inc., 310-358-9977.

         This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variation


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thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein and those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's Registration Statement on Form S-3 (Registration Number 333-90955), as declared effective by the Securities and Exchange Commission on May 22, 2000.

SOURCE: Professional Transportation Group Ltd., Inc.